Exhibit 10.2

EXECUTION COPY

KEYSTONE AUTOMOTIVE HOLDINGS, INC.

BACKSTOP STOCK PURCHASE AGREEMENT

Dated as of January 10, 2011

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	3.3.	Shares Not Registered	19
	3.4.	Acquisition for Own Account	19
	3.5.	Accredited Investor	19
	3.6.	Access to Information	19
	3.7.	Brokers or Finders	20
	3.8.	Legal Proceedings	20
	3.9.	Financial Ability to Fund Backstop Commitment	20
	3.10.	Arm’s Length	20

4.	Covenants of the Debtors		20
	4.1.	Agreement Motion and Agreement Order	20
	4.2.	Rights Offering	21
	4.3.	Conditions Precedent	21
	4.4.	Notification	21
	4.5.	Use of Proceeds	21
	4.6.	HSR Act	22
	4.7.	Access	22
	4.8.	Stockholders Agreement and Registration Rights Agreement	22
	4.9.	Exit Facility	22
	4.10.	Specified Issuances	22
	4.11.	Conduct of the Business	23

5.	Covenants of the Backstop Equity Investors		25
	5.1.	Conditions Precedent	25
	5.2.	HSR Act and Competition Act (Canada)	25
	5.3.	Financing	25
	5.4.	Information	26

6.	Conditions to Closing		26
	6.1.	Conditions Precedent to Obligations of the Backstop Equity Investors	26
	6.2.	Conditions Precedent to Obligations of the Company	29

7.	Termination		30

8.	Indemnification		31

9.	Survival of Representations and Warranties		33

10.	Amendments and Waivers		33

11.	Notices, etc.		34

12.	Miscellaneous		34
	12.1.	Assignments	34
	12.2.	Severability	35
	12.3.	Entire Agreement	35
	12.4.	Counterparts	35
	12.5.	Governing Law	35
	12.6.	Submission to Jurisdiction	35
	12.7.	Waiver of Trial by Jury	36
	12.8.	Further Assurances	36
	12.9.	Specific Performance	36

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	12.10.	Headings	36
	12.11.	Interpretation; Rules of Construction	36
	12.12.	Non-Recourse	37
	12.13.	Several, Not Joint, Obligations	37
	12.14.	Disclosure	37

13.	Definitions		37
	13.1.	Certain Defined Terms	37

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THIS BACKSTOP STOCK PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of January 10, 2011, by and among (a) Keystone Automotive Holdings, Inc., a Delaware corporation (as in existence on the date hereof, as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”), (b) each of the Affiliates of the Company listed on the signature pages hereto under the title “Debtors” (such Affiliates, each as in existence on the date hereof, as a debtor-in possession in the Chapter 11 Cases and as a reorganized debtor, as applicable, together with the Company, each a “Debtor” and, collectively, the “Debtors”) and (c) each of the undersigned entities listed on the signature pages hereto under the title “Backstop Equity Investors” (each, a “Backstop Equity Investor” and, collectively, the “Backstop Equity Investors”). Capitalized terms used in this Agreement are defined in Section 13.1 hereof.

RECITALS

WHEREAS, the Debtors intend to restructure pursuant to a plan under Chapter 11 of the Bankruptcy Code (as it may be amended, supplemented or otherwise modified from time to time, together with any plan supplement, the “Plan”) that will be filed by the Debtors in connection with contemplated voluntary filings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, pursuant to the terms of the Plan, the Company will conduct a rights offering, on the terms set forth in the Plan and this Agreement (the “Rights Offering”), by distributing to certain holders of allowed claims under the Plan (“Eligible Holders”) non-transferable, non-certificated rights (“Rights”) to acquire shares of New Common Stock (the “Rights Offering Shares”) in the relative amounts and subject to the restrictions set forth in the Plan;

WHEREAS, the aggregate amount of the Rights Offering shall be $60.0 million;

WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, each of the Backstop Equity Investors, severally and not jointly, has agreed to purchase on the Effective Date, and the Company agrees to sell to such Backstop Equity Investor on the Effective Date, at the exercise price applicable to the purchase of Rights Offering Shares in the Rights Offering (the “Exercise Price”), such Backstop Equity Investor’s Total Commitment Percentage of the Rights Offering Shares that have not been subscribed for by Eligible Holders by the Rights Offering Deadline (the “Unsubscribed Shares”);

WHEREAS, in the event that the restructuring contemplated by the Restructuring Support Agreement is to be consummated pursuant to the out-of-court restructuring contemplated by the Restructuring Support Agreement, the parties hereto agree that this Agreement will be amended, modified or supplemented, on otherwise the same terms and conditions herein contained, to reflect such out-of-court restructuring;

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Debtors and the Backstop Equity Investors agree as follows:

1. Rights Offering and Backstop.

1.1. The Rights Offering.

(a) The Company will commence the Rights Offering contemporaneously with, and as part of, the solicitation process for the Plan. The Rights Offering shall be conducted and consummated on the terms, subject to the conditions and in accordance with procedures satisfactory to both the Debtors and the Backstop Equity Investors (the “Rights Offering Procedures”).

(b) On the terms, subject to the conditions, and in reliance on the representations and warranties set forth in this Agreement, each of the Backstop Equity Investors hereby agrees, severally and not jointly, to exercise in full all Rights distributed to such Backstop Equity Investor in the Rights Offering on the terms set forth in the Plan and the Rights Offering Procedures.

(c) The Company hereby agrees and undertakes to give the Backstop Equity Investors, by facsimile transmission or electronic mail, a certification by an executive officer of the Company (including any supporting information reasonably requested by the Backstop Equity Investors) of either (i) a true and accurate calculation, as determined in good faith by the Company in consultation with the official committee of unsecured creditors appointed by the Bankruptcy Court, if such an appointment occurs, of the number of Unsubscribed Shares and the aggregate Exercise Price therefor (a “Purchase Notice”), or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Commitments are terminated (a “Satisfaction Notice”), in either case as soon as practicable after the Rights Offering Deadline and, in any event, at least five (5) Business Days prior to the Effective Date (the date of transmission of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

1.2. Backstop.

(a) On the terms, subject to the conditions and in reliance on the representations and warranties set forth in this Agreement (including, without limitation, the entry of the Agreement Order by the Bankruptcy Court and the Agreement Order becoming a Final Order), each of the Backstop Equity Investors hereby agrees, severally and not jointly, to purchase on the Effective Date, and the Company hereby agrees to sell and issue to such Backstop Equity Investor, at the aggregate Exercise Price therefor, its Total Commitment Percentage of all Unsubscribed Shares as of the Rights Offering Deadline. The Unsubscribed Shares that each of the Backstop Equity Investors is required to purchase pursuant to this Section 1.2(a) are referred to herein as such Backstop Equity Investor’s “Equity Investor Shares.”

(b) In the event that a Backstop Equity Investor defaults on its obligation to purchase Unsubscribed Shares under Section 1.2(a) hereof (each such Backstop Equity Investor,

a “Defaulting Backstop Equity Investor” and each such default, a “Backstop Default”), each Backstop Equity Investor that is not a Defaulting Backstop Equity Investor (each, a “Non-Defaulting Backstop Equity Investor”) has the right (the “Default Purchase Right”), but not the obligation, to purchase, and the Company hereby agrees to sell and issue to such Non-Defaulting Backstop Equity Investor, at the aggregate Exercise Price therefor, its Adjusted Commitment Percentage of all Unsubscribed Shares required to be purchased by all Defaulting Backstop Equity Investors pursuant to Section 1.2(a) and not so purchased (the “Default Shares” and, together with the Equity Investor Shares, the “Backstop Shares”). As soon as practicable after a Backstop Default, the Company shall send a written notice to each Non-Defaulting Backstop Equity Investor, specifying (i) the number of Default Shares subject to the Backstop Default and (ii) the maximum number of Default Shares such Non-Defaulting Backstop Equity Investor is entitled to purchase (determined in accordance with the first sentence of this Section 1.2(b)). Each Non-Defaulting Backstop Equity Investor shall have three (3) Business Days after receipt of such notice to elect to exercise its Default Purchase Right by notifying the Company in writing of its election and specifying the number of Default Shares that it is electing to purchase (up to the maximum number of Default Shares such Non-Defaulting Backstop Equity Investor is entitled to purchase pursuant to the first sentence of this Section 1.2(b)). If any Non-Defaulting Backstop Equity Investor wishes to purchase less than the maximum number of Default Shares such Non-Defaulting Backstop Equity Investor is entitled to purchase pursuant to the first sentence of this Section 1.2(b), the Default Shares that such Non-Defaulting Backstop Equity Investor does not elect to purchase shall be allocated among the Non-Defaulting Backstop Equity Investors who wish to commit to purchase such Default Shares on a pro rata basis based on the respective Adjusted Commitment Percentages of such Non-Defaulting Backstop Equity Investors (such allocation and commitment to purchase to be made by utilizing the same procedures set forth in this Section 1.2(b)). For the avoidance of doubt, the election by any Non-Defaulting Backstop Equity Investor to purchase Default Shares pursuant to this Section 1.2(b) shall not release the applicable Defaulting Backstop Equity Investor from any breach of any provision of this Agreement except to the extent cured by the purchase of Default Shares by the Non-Defaulting Backstop Equity Investor.

(c) The closing of the purchase and sale of Backstop Shares hereunder (the “Closing”) will occur at 10:00 a.m., New York City time, on the Effective Date; provided, however, that the closing of the purchase and sale of any Default Shares that became Default Shares five (5) Business Days or less prior to the Effective Date shall occur at 10:00 a.m., New York City time, on a Business Day mutually agreed upon between the Company and the Backstop Equity Investors (not to exceed five (5) Business Days following the Effective Date). At the Closing, (i) each Backstop Equity Investor shall pay to the Company an amount equal to the product of (A) the number of Backstop Shares to be purchased by such Backstop Equity Investor (as determined by Sections 1.2(a) and 1.2(b) hereof) and (B) the Exercise Price, by wire transfer of immediately available funds to an account designated by the Company at least two (2) Business Days prior to the anticipated Effective Date, and (ii) the Company shall deliver to each Backstop Equity Investor (x) a certificate or certificates duly executed on behalf of the Company registered in the name of such Backstop Equity Investor (or its designee) representing the number of Shares to be issued to such Backstop Equity Investor by the Company pursuant to this Agreement and (y) such other certificates, counterparts to agreements, documents or instruments required by it to be delivered to such Backstop Equity Investor pursuant to Section 6.1 hereof. The agreements, instruments, certificates and other documents to be delivered on the Effective Date by or on behalf of the Company will be delivered to the Backstop Equity Investors at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019.

(d) All Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company to the extent required under the Confirmation Order or applicable law.

(e) Anything in this Agreement to the contrary notwithstanding (but without limiting the provisions of Section 12.1 hereof), any Backstop Equity Investor, in its sole discretion, may designate in writing at least five (5) Business Days prior to the Effective Date that some or all of the Shares be issued in the name of, and delivered to, one or more of its Affiliates, provided that such Backstop Equity Investor provides to the Company information reasonably requested to establish such Affiliate as an “accredited investor” as such term is used in Section 3.5 herein.

1.3. Backstop Commitment Fee.

(a) To compensate the Backstop Equity Investors for the risk of their undertakings herein, the Company shall pay to the Backstop Equity Investors, in the aggregate and in accordance with the terms of the Plan, on the Effective Date, a backstop commitment fee (the “Backstop Commitment Fee”) of such number of additional shares of New Common Stock equal to 6% of the Rights Offering Shares eligible to be purchased in the Rights Offering (the “Commitment Fee Shares”) provided that, if the Effective Date shall not occur and/or this Agreement is terminated prior to the Effective Date in accordance with the provisions hereof, then the Backstop Commitment Fee shall not be paid and the Company shall have no further liability with respect to the Backstop Commitment Fee. The Backstop Commitment Fee shall be paid to the Backstop Equity Investors on a ratable basis in accordance with their respective Total Commitment Percentages; provided, however, that any Backstop Equity Investor who is a Defaulting Backstop Equity Investor shall be deemed to irrevocably waive any right or entitlement to any portion of the Backstop Commitment Fee and the portion of the Backstop Commitment Fee otherwise payable to such Defaulting Backstop Equity Investor pursuant to its Total Commitment Percentage shall be paid to the Non-Defaulting Backstop Equity Investors on a pro rata basis based on the number of Default Shares (if any) such Non-Defaulting Backstop Equity Investors have elected to purchase pursuant to Section 1.2(b) over the total number of Default Shares available. Subject to Section 1.3(b) and in accordance with the Agreement Order, the Backstop Commitment Fee shall be paid on the Effective Date without any further action required of or entertained by the Bankruptcy Court.

(b) In the event that a Non-Defaulting Equity Investor purchases Default Shares within five (5) Business Day or less prior to the Effective Date, the portion of the Backstop Commitment Fee payable in respect of those Default Share pursuant to the proviso in the first sentence of Section 1.3(a), shall instead be payable by the Debtors on the closing of the purchase and sale of such Default Shares.

(c) The Backstop Commitment Fee shall be earned and payable without regard to whether the Rights Offering is fully subscribed. The provision for payment of the Backstop Commitment Fee is an integral part of the transactions contemplated by this Agreement and without this provision, the Backstop Equity Investors would not have entered into this Agreement.

1.4. Transaction Expenses.

(a) Subject to the professionals for the Backstop Equity Investors providing to the Company reasonably detailed invoices (provided that, with respect to the reimbursement of fees of legal counsel, the reasonably detailed invoices need not include any attorney time descriptions of work performed or any other information that, in the good faith judgment of the Backstop Equity Investors, is protected by the attorney client privilege), whether or not the transactions contemplated by this Agreement are consummated, the Debtors hereby agree to reimburse or pay, as the case may be, the Transaction Expenses as follows: (a) all accrued and unpaid Transaction Expenses incurred up to (and including) the date (the “Execution Date”) this Agreement is duly executed and delivered by the parties hereto shall be paid in full within five (5) Business Days after an invoice is presented to the Company, (b) after the Execution Date and prior to the Petition Date, all accrued and unpaid Transaction Expenses shall be paid on a regular and continuing basis promptly (but in any event within five (5) Business Days) after invoices are presented to the Company, (c) after the Petition Date, all accrued and unpaid Transaction Expenses incurred up to (and including) the date of the entry by the Bankruptcy Court of the Agreement Order shall be paid in full on the date of the entry by the Bankruptcy Court of the Agreement Order, (d) after the date of the entry by the Bankruptcy Court of the Agreement Order, all accrued and unpaid Transaction Expenses shall be paid on a regular and continuing basis promptly (but in any event within five (5) Business Days) after invoices are presented to the Company without Bankruptcy Court review or further Bankruptcy Court order, and (e) upon termination of this Agreement, all accrued and unpaid Transaction Expenses incurred up to (and including) the date of such termination shall be paid in full promptly (but in any event within five (5) Business Days) after invoices are presented to the Company without Bankruptcy Court review or further Bankruptcy Court order, provided, that, notwithstanding any other provision herein, the Company shall not be responsible for the fees or expenses of any financial advisor other than the financial advisor selected by Sphere Capital LLC - Series A or legal counsel other than Willkie Farr & Gallagher LLP and Stikeman Elliot LLP. All Transaction Expenses of a Backstop Equity Investor shall be paid to such Backstop Equity Investor (or its designee) by wire transfer of immediately available funds to the account(s) specified by such Backstop Equity Investor. The terms set forth in this Section 1.4 shall survive termination of this Agreement and shall remain in full force and effect. The obligations set forth in this Section 1.4 are in addition to, and do not limit, the Debtors’ obligations under Sections 1.3 and 8 hereof. Amounts required to be paid by the Debtors pursuant to this Section 1.4 shall constitute allowed administrative expenses under the Bankruptcy Code.

(b) Notwithstanding anything to the contrary contained herein, in the event that (i) the transactions contemplated by this Agreement are not consummated as a result of the material breach of any provision of this Agreement by a Backstop Equity Investor or (ii) any Backstop Equity Investor is a Defaulting Backstop Equity Investor, the Transaction Expenses incurred solely and exclusively by, but not yet reimbursed to, such Backstop Equity Investor shall not be reimbursable pursuant to this Section 1.4. For the avoidance of doubt, the immediately preceding sentence shall not affect the ability of any Backstop Equity Investor to receive full reimbursement of Transaction Expenses incurred pursuant to the joint representation of the Backstop Equity Investors and there shall be no proportionate reduction in such Transaction Expenses.

2. Representations and Warranties of the Debtors. The Debtors jointly and severally represent and warrant to the Backstop Equity Investors as set forth below. Except for representations and warranties that are expressly limited as to a particular date, each representation and warranty is made as of the date hereof and as of the Effective Date:

2.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is now conducted and is presently contemplated to be conducted. The Company is duly qualified or registered to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification or registration, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.2. Capitalization of the Company. As of the Effective Date, the authorized capital stock of the Company will consist entirely of shares of New Common Stock, the number of which shall be as set forth in the amended and restated Certificate of Incorporation of Reorganized Keystone. As of the Effective Date, the only shares of New Common Stock that shall be issued and outstanding shall be those shares of New Common Stock that shall have been issued in accordance with the Plan and this Agreement. Except as set forth on Schedule 2.2 hereto, or as expressly contemplated by this Agreement, as of the Effective Date, there will be no options, warrants, securities or rights that are or may become exercisable or exchangeable for, convertible into, or that otherwise give any Person any right to acquire, shares of capital stock or other securities of the Company. As of the Effective Date, and except as provided hereunder or contemplated by the Plan, there will be no Contracts relating to the issuance, grant, sale or transfer of any equity securities, options, warrants, convertible securities or other securities of the Company. Except as contemplated by the Plan, as of the Effective Date, there will be no Contracts of the Company to repurchase, redeem or otherwise acquire any of its equity securities, options, warrants, convertible securities or other securities and, other than pursuant to the New Registration Rights Agreement, the Company will not have granted any registration rights with respect to any of its securities or any securities of any of its Subsidiaries. As of the Effective Date, all of the outstanding shares of New Common Stock (including, without limitation, the Shares) will have been duly authorized and validly issued, fully paid and nonassessable, and will not be issued in violation of the Securities Act or any other applicable laws (including state “blue sky” laws).

2.3. Organization and Capitalization of the Subsidiaries.

(a) Schedule 2.3(a) hereto sets forth the name and jurisdiction of incorporation or organization (as applicable) of each Subsidiary of the Company. The Company or one or more of its Subsidiaries, as the case may be, beneficially owns all of the outstanding shares of capital stock or other equity securities (or any securities convertible into or exercisable for any such securities) of each of its Subsidiaries. Except for the Company’s Subsidiaries set

forth on Schedule 2.3(a), the Company does not have any direct or indirect equity or ownership interest of any corporation, partnership, limited liability company or other Person or business. Neither the Company nor any of its Subsidiaries has any Contract to directly or indirectly acquire any equity or other ownership interest in any Person or business.

(b) Each Subsidiary is a corporation, partnership, limited liability company or foreign entity (as applicable), duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable), with necessary power and authority to conduct its business as it is now or presently contemplated to be conducted, and to own or use the properties and assets that it purports to own or use. Each Subsidiary is duly qualified or registered to do business and is in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification or registration, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth in Schedule 2.3(c), all of the outstanding capital stock or other securities of each Subsidiary directly or indirectly owned by the Company have been duly authorized and validly issued and are fully paid and nonassessable and the Company has good title to such capital stock or other equity securities, free and clear of all Encumbrances. There are, and there will be on the Effective Date, no options, warrants, securities or rights that are or may become exercisable or exchangeable for, convertible into, or that otherwise give any Person any right to acquire shares of capital stock or other securities of any Subsidiary. There are no Contracts relating to the prospective issuance, grant, sale or transfer of any equity securities, options, warrants, convertible securities or other securities of any Subsidiary. There are, and there will be on the Effective Date, no outstanding Contracts of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any equity securities, options, warrants, convertible securities or other securities of any Subsidiary and no Subsidiary will have granted any registration rights with respect to any of its securities.

2.4. Authority; No Conflict.

(a) Each Debtor has the requisite corporate, partnership, or limited liability company (as applicable) power and authority (i) to enter into, execute and deliver this Agreement and the Plan and (ii) subject to entry by the Bankruptcy Court of the Agreement Order and the Confirmation Order, to consummate the Contemplated Transactions, and has taken all necessary corporate, partnership or limited liability action required for (x) the due authorization, execution and delivery of this Agreement and (y) the due authorization, execution and filing with the Bankruptcy Court of the Plan and (z) the performance and consummation of the Contemplated Transactions. This Agreement has been duly executed and delivered by each Debtor, and, subject to the entry of the Agreement Order, and due execution of this Agreement by the Backstop Equity Investors, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against each Debtor in accordance with its terms. The Plan has been duly executed and delivered by each Debtor, and, subject to entry of the Confirmation Order, the Plan constitutes the legal, valid and binding obligation of each Debtor, enforceable against it in accordance with its terms.

(b) Neither the execution and delivery of this Agreement or the Plan nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with, or result in a violation of (1) any provision of the Organizational Documents of the Company or any of its Subsidiaries, or (2) any resolution adopted by the board of directors (or similar governing body) or the stockholders of the Company or any of its Subsidiaries;

(ii) contravene, conflict with or result in a violation of any existing Law as in effect on the date of this Agreement and/or as in effect on the Effective Date to which the Company or any of its Subsidiaries, or any of the properties, assets, rights or interests owned or used by the Company or any of its Subsidiaries, may be subject;

(iii) contravene, conflict with or result in a violation or breach of any provision of, or give rise to any right of termination, acceleration or cancellation under, any Contract to which the Company or any of its Subsidiaries is a party or which any of the Company’s or any of its Subsidiaries’ properties or assets are bound; or

(iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets, properties, rights or businesses owned or used by the Company or any of its Subsidiaries;

except, in the case of clauses (ii), (iii) and (iv) above, where such occurrence, event or result would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth on Schedule 2.4(c), neither the Company nor any of its Subsidiaries will be required to give any notice to, make any filing with or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the execution and filing with the Bankruptcy Court of the Plan, or the performance or consummation of any of the Contemplated Transactions, except in any such case where the failure to obtain such notice, consent or filing would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.5. Legal Proceedings. Except as set forth on Schedule 2.5 hereto, and following the Petition Date, claims of creditors or other parties in the Chapter 11 Cases, there are no pending, outstanding or, to the knowledge of any of the Debtors, threatened material Proceedings (a) to which the Company or any of its Subsidiaries is a party or to which any property, rights, or interests of any of them is subject, or (b) that challenges, or that seeks to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

2.6. Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which

(a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

2.7. Brokers or Finders. Except as set forth on Schedule 2.7 hereto, neither the Company, any of its Subsidiaries nor any of their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement, the Plan or the Contemplated Transactions.

2.8. Exemption from Registration. Assuming the accuracy of the Backstop Equity Investors’ representations set forth in Section 3 hereof, the offer, sale and issuance of the Shares by the Company in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

2.9. Issuance. Subject to entry by the Bankruptcy Court of the Agreement Order and the Confirmation Order, the distribution of the Rights, the issuance of the Rights Offering Shares pursuant to the Rights Offering, and the issuance of the Backstop Shares and the Commitment Fee Shares to be issued by the Company to the Backstop Equity Investors hereunder and pursuant to the Plan, have been duly and validly authorized and, when (a) the Rights Offering Shares are issued and delivered against payment therefor in the Rights Offering, (b) the Backstop Shares are issued and delivered against payment therefor as provided herein, and (c) the Commitment Fee Shares are issued as provide herein, all such Rights Offering Shares and Shares will be duly and validly issued, fully paid and non-assessable, and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

2.10. Bankruptcy Documents and Exchange Act Documents. The Disclosure Statement, the monthly operating reports and the other pleadings filed with the Bankruptcy Court (collectively, the “Bankruptcy Documents”), when filed with the Bankruptcy Court, and the documents filed by the Company under the Exchange Act with the Commission (collectively, the “Exchange Act Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, in the case of the Bankruptcy Documents, with the requirements of the Bankruptcy Code, and in the case of the Exchange Act Documents, with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such Bankruptcy Documents or Exchange Act Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Bankruptcy Documents, when such documents are filed with the Bankruptcy Court or the Commission, as the case may be, will conform in all material respects to, in the case of the Bankruptcy Documents, the requirements of the Bankruptcy Code, and in the case of documents filed under the Exchange Act, the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.11. No Violation or Default. Neither the Company nor any of its Subsidiaries is in violation of its Organizational Documents. Neither the Company nor any of its Subsidiaries is, except as a result of the Chapter 11 Cases, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.12. Title to Intellectual Property. Except as described on Schedule 2.12, the Company and its Subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, trade dress, internet domain names, software, copyrights, and all registrations, recordations and applications of the foregoing and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses related to any of the foregoing (“IP Rights”) used in the conduct of their respective businesses (“Company IP Rights”), except where the failure to own or possess any such rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Since January 1, 2008, the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any IP Rights of any Person. To the Company’s knowledge, the Company IP Rights comprise sufficient IP Rights to conduct the Company and its Subsidiaries respective businesses as presently conducted. To the knowledge of the Debtors, (i) since January 1, 2008, no third party has infringed, misappropriated or otherwise conflicted with any material Company IP Rights, and the Company is not aware of any facts indicating the likelihood of any of the foregoing or of any current or anticipated claims against a third party relating to the foregoing, and (ii) the conduct of the business of the Company does not conflict in any material respect with any IP Rights of any Person.

2.13. Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, have made all declarations, payments and filings with, and have given all notices to, the appropriate Governmental Bodies that are necessary or required for the ownership or lease of their respective properties or assets, or the conduct of their respective businesses, except as would not individually, or in the aggregate, reasonably expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

2.14. Compliance With Environmental Laws. Except as described on Schedule 2.14, to the knowledge of the Debtors and except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries: (i) are, and since January 1, 2008 have been, in compliance with any and all applicable Environmental Laws; (ii) have received and are in compliance with all permits, licenses or Consents required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not, since January 1, 2008, received written notice of any unresolved (A) violations of, or liabilities under, any Environmental Law, or (B) actual or potential liabilities for the investigation or remediation of any disposal or release of hazardous or toxic substances, petroleum products, asbestos, asbestos-containing material, or any other wastes, pollutants or contaminants. Except as set forth on Schedule 2.14, there have not been any pending or, to the knowledge of the Debtors, threatened Proceedings against the Company or any of its Subsidiaries arising from or relating to products sold, distributed, fabricated, designed, manufactured, transported, marketed, serviced, or otherwise used by the Company and its Subsidiaries that contained asbestos containing materials or parts that contained asbestos.

2.15. Employee Benefit Plans.

(a) Except as listed on Schedule 2.15(a), each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other material deferred compensation, incentive compensation, pension, retiree medical, disability or life insurance, and supplemental plan, program or arrangement that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company and its affiliates (each, a “Company Benefit Plan”) has been maintained in compliance with its terms and the requirements of any applicable Law, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except for instances that would not reasonably be expected to have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no Company Benefit Plan is subject to Section 412 of the Code or Section 302 of ERISA.

(b) Except as listed on Schedule 2.15(b) hereto, each Company Benefit Plan is in writing and the Company has made available to the Backstop Equity Investors a true and complete copy of each Company Benefit Plan.

(c) Except as listed on Schedule 2.15(c) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Company Benefit Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Company Benefit Plan or other arrangement or (iii) result in the acceleration of the time of payment, vesting or funding of any benefits.

(d) Each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to each such Company Benefit Plan as to its qualified status under the Code.

(e) No Company Benefit Plan is a “registered pension plan” as such term is defined in the Income Tax Act (Canada).

2.16. Material Contracts. Schedule 2.16 sets forth a true and complete list (including a summary of material terms for any oral Contract), as of the date of this Agreement, of each Contract (other than purchase orders and standard sales contracts in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries currently in effect which by its terms (i) is not terminable at will within 12 months and requires future expenditures or receipts or other performance with respect to goods or services having an annual value in excess of $250,000, (ii) limits or purports to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or in any geographic area, (iii) requires any capital commitment or capital expenditure, individually or in the aggregate, by the Company or its Subsidiaries of greater than $250,000, (iv) relates to the acquisition or disposition of any business or assets or under which the Company or any of its Subsidiaries has any future liability greater than $250,000 with respect to an “earn-out”, contingent purchase price, deferred purchase price or similar contingent payment obligation, or any indemnification obligation, (v) reflects any partnership, joint venture, limited liability company or similar agreement or arrangement, (vi) provides for change in control payments in excess of $100,000, (vii) grants a license with respect to material IP Rights (other than licenses with annual license or maintenance fees of less than $100,000), (viii) employment, severance, retention, or similar agreements to which the Company or any of its Subsidiaries are a party providing for annual compensation or payments in excess of $100,000, (ix) relates to the provision of legal, accounting, tax, investment banking, restructuring, investment advisory, public relations, consulting, or other advisory services to, or on behalf of the Company or any of its Subsidiaries, and for which the Company or any of its Subsidiaries is obligated to make any payment to any Person, or (x) involves payment of greater than $250,000 by any vendor to the Company or any of its Subsidiaries, other than for payments earned in the ordinary course of business, (the types of Contracts described in clauses (i) through (x), “Material Contracts”). True and complete copies of all written Material Contracts have previously been made available to each of the Backstop Equity Investors, together with all amendments, waivers or other changes thereto prior to the date hereof. Each Material Contract is in full force and effect and is valid, binding and enforceable against the Company or its applicable Subsidiary and, to the knowledge of any of the Debtors, each other party thereto, and is enforceable against the Company or its applicable Subsidiary and, to the knowledge of any of the Debtors, each other party thereto, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity. Neither the Company nor any of its Subsidiaries nor, to the knowledge of any of the Debtors, any other party to such Material Contracts is in breach of or default under any obligation thereunder or has given notice of default to any other party thereunder, in each case which breach or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, to the knowledge of any of the Debtors, no condition exists that with notice or lapse of time or both would constitute a material default thereunder.

2.17. No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Debtors, any current or former director, officer or employee of the Company or any of its Subsidiaries has, directly or indirectly: (i) offered, paid, delivered or otherwise used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, delivered or made any direct or indirect unlawful payment to any official or employee of a Governmental Body; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any comparable legislation applicable under Canadian or other Law; or (iv) offered, delivered, made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.18. No Restrictions on Subsidiaries. Subject to the Bankruptcy Code, except as set forth on Schedule 2.18, no Subsidiary of the Company is prohibited or otherwise restricted, directly or indirectly, under any agreement, instrument or other Contract from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other securities, from repaying any loans or advances to such Subsidiary from the Company or any other Subsidiary, or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary.

2.19. Absence of Certain Changes or Events. Since January 2, 2009, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practices and (ii) neither the Company nor any of its Subsidiaries has incurred any damage, destruction, loss or casualty (whether or not covered by insurance) to its property or assets with a value, individually or in the aggregate, in excess of $250,000. Since January 2, 2009, there has not been any Material Adverse Effect, other than any effect resulting from the Contemplated Transactions.

2.20. Title to Property; Leases. Subject to entry of the Confirmation Order, on the Effective Date, the Company and each of its Subsidiaries will have good, valid and legal title to (or, in the case of leased assets or property (including, without limitation, all real property leased by the Company or any of its Subsidiaries (the “Leased Real Property”)), a valid leasehold interest in and, in the case of IP Rights licensed from a third party, a valid license with respect to) all assets and properties that, individually or in the aggregate, are material to the conduct of the business of each Debtor and its Subsidiaries as conducted on the date of this Agreement and as of the Effective Date, free and clear of all Encumbrances (other than those permitted by the Exit Facility) and otherwise have the right to use their respective properties.

2.21. Financial Statements. Each of (i) the audited consolidated balance sheet of the Company as of January 2, 2010, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the twelve-month period then ended, included in the Annual Report on Form 10-K of the Company for the year ended January 2, 2010 (the “Audited Financial Statements”), and (ii) the condensed consolidated balance sheet of the Company as of October 2, 2010, and the related condensed consolidated statements of operations and cash flows for the nine month period then ended, included in the Quarterly Report on Form 10-Q of the Company for the quarter ended October 2, 2010 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”), (a) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the Commission with respect thereto; (b) have been prepared in accordance with GAAP (subject, in the case of the Unaudited Financial Statements to normal recurring year end adjustments (that will not, individually or in the aggregate, be material in amount or effect) and the absence of all required footnotes thereto (that, if presented, would not, individually or in the aggregate, differ materially from those included in the Audited Financial Statements); and (c) fairly present in all material respects the consolidated financial condition, stockholders’ equity and results of operations and cash flows (as applicable) of the Company and its Subsidiaries as of the respective dates thereof and for the periods referred to therein. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations (whether accrued, absolute, contingent or otherwise), other than for liabilities and obligations (i) reflected on the face of the consolidated balance sheet included in the Audited Financial Statements (ii) that were incurred after January 2, 2010 in the ordinary course of business consistent with past practice and that are not, individually or in the aggregate, material to the Company or any of its Subsidiaries or (iii) set forth on Schedule 2.21.

2.22. Tax Matters.

(a) Except as set forth on Schedule 2.22(a), (i) all tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings); (ii) all income and other material taxes payable by or on behalf of the Company or any of its Subsidiaries have been fully and timely paid except to the extent such taxes are being contested by appropriate proceedings and are identified on Schedule 2.22(a), and adequate reserves or accruals for taxes have been provided in the balance sheet included as part of the Unaudited Financial Statements in respect of any period for which tax returns have not yet been filed or for which taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of a material amount of taxes (including any applicable statute of limitation), has been executed or filed with the IRS or any other taxing authority by or on behalf of the Company or any of its Subsidiaries.

(b) The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and have duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(c) Except as set forth on Schedule 2.22(c), all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the tax returns of or covering or including the Company or any of its Subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Company or any of its Subsidiaries received notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local, or foreign taxing authority in any current or prior examination that, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

2.23. Labor and Employment Compliance. To the knowledge of the Debtors, the Company and each of its Subsidiaries is in compliance with all applicable Law respecting employment and employment practices, including those related to wages, hours, eligibility for and payment of overtime compensation, worker classification (including the proper classification of independent contractors and consultants), Tax withholding, collective bargaining, unemployment insurance, workers’ compensation, immigration, harassment and discrimination in employment, disability rights and benefits, affirmative action, plant closing and mass layoff issues, pay equity, occupational safety and health Laws. There is no Proceeding pending or, to the knowledge of any of the Debtors, threatened against the Company or any of its Subsidiaries alleging a violation of such Law or unlawful discrimination in employment before any Governmental Body and there is no Proceeding with regard to any unfair labor practice against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Body or, to the knowledge of any of the Debtors, threatened against the Company or any of its Subsidiaries, except for any such Proceedings that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to the Company or any of its Subsidiaries. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agency holds bargaining rights with respect to any employees of the Company or any of its Subsidiaries by way of certification, interim certification, voluntary recognition or succession rights. Except as set forth on Schedule 2.23, there is no labor strike, work slow-down, work stoppage or other material labor dispute actually pending or, to the Debtors’ knowledge, threatened against or involving any employees of the Company or any of its Subsidiaries. None of the employees of the Company or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries. To the Debtors’ knowledge, since January 1, 2001 no union organizing or decertification activities are, or have been, underway or threatened with respect to any employees of the Company or any of its Subsidiaries. To the knowledge of the Debtors, since January 1, 2001 no trade union has applied to have the Company or any of its Subsidiaries declared a common or related employer pursuant to applicable Law.

2.24. Product Liability. Neither the Company nor any of its Subsidiaries has received any notice or otherwise has knowledge relating to any claim or potential claim which is likely to have a Material Adverse Effect on the Company and its Subsidiaries as a whole, involving use of or exposure to any of the products (or any part or component) designed, manufactured, transported, marketed, serviced or sold, or services performed, by the Company or any of its Subsidiaries, including for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties of merchantability or fitness for any purpose of use, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any applicable Laws pertaining to products liability matters.

2.25. Arm’s Length. The Debtors acknowledge and agree that the Backstop Equity Investors are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other Person. Additionally, the Backstop Equity Investors are not advising the Company or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has had the opportunity to consult with its own advisors concerning such matters and the Backstop Equity Investors shall have no responsibility or liability to the Company with respect thereto. Any review by the Backstop Equity Investors of the Company, the Contemplated Transactions or other matters relating to the Contemplated Transactions will be performed solely for the benefit of the Backstop Equity Investors and shall not be on behalf of the Company.

2.26. Product Design; Warranties. Schedule 2.26 includes a copy of the current standard warranty of the Company and its Subsidiaries and the current warranty policy with respect to products (or any part or component) designed, manufactured, transported, marketed, serviced or sold, or services performed by the Company or any of its Subsidiaries, other than any such implied by law. Except as described on Schedule 2.26, to the Debtors’ knowledge, no products (or any part or component) have been designed, manufactured, transported, marketed, serviced or sold, or services performed by the Company under an understanding or agreement by the Company that such products are returnable (or services refundable) except pursuant to such warranties. To the knowledge of any of the Debtors, there are no material, manufacturing or other defects, latent or otherwise, with respect to any such products.

2.27. No Product Recalls. Except as described on Schedule 2.27, since January 1, 2009, no product (or any part or component) transported, marketed, serviced or sold by Company or Subsidiaries has been the subject of any recall or similar action undertaken by the Company or its Subsidiaries on a voluntary basis or, to the knowledge of the Debtors, instituted by any other Person or as a result of any Law.

2.28. Investment Company Act.

(a) Neither the Company nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(b) The book value of the assets of the Company and its Subsidiaries located in Canada, calculated in accordance with the Investment Canada Act and the regulations thereto, is less than C$50 million.

2.29. Accounting Controls. The Company maintains a system of internal accounting controls (as such term is defined in Rule 13a-15 under the Exchange Act) sufficient to provide assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.30. Insurance. Schedule 2.30 sets forth a description of all material insurance policies maintained by or on behalf of the Company and its Subsidiaries as of the date hereof. As of the date hereof, all premiums due and payable in respect of such material insurance policies have been paid. As of the date hereof, to the knowledge of any of the Debtors, neither the Company nor any of its Subsidiaries has received written notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired on their terms.

2.31. Transactions with Related Parties. Except as set forth in Schedule 2.31 or in the Company’s filings with the Exchange Act Documents filed prior to the date hereof, there are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any executive officer, director or Affiliate of the Company or any of its Subsidiaries, or any Affiliate, relative or spouse of any such officer, director or Affiliate or any greater than 5% stockholder of the Company, on the other hand, except with respect to compensation for services rendered by employees in the ordinary course of employment.

2.32. Customers and Suppliers.

(a) Schedule 2.32(a) sets forth a true and complete list of the Company’s twenty (20) largest customers based on total sales in its most recently completed fiscal year by the Company and its Subsidiaries. Except as described thereon, none of the customers listed on Schedule 2.32(a) has materially reduced the volume of business that it does with the Company or any of its Subsidiaries since December 31, 2009 or given written notice to the Company or any of its Subsidiaries that such customer intends to materially reduce the volume of business that it does with the Company or any of its Subsidiaries. There are no pending disputes or disagreements with any of the customers set forth on Schedule 2.32(a) the result of which, if determined in a manner unfavorable to the Company, would result in a Material Adverse Effect.

(b) Schedule 2.32(b) sets forth a true and complete list of the Company’s twenty (20) largest suppliers based on total cost of products purchased by the Company and its Subsidiaries in the most recently completed fiscal year. Except as described thereon, none of the suppliers listed on Schedule 2.32(b) has materially reduced the volume of business that it does with the Company or any of its Subsidiaries since December 31, 2009 or notified the Company or any of its Subsidiaries in writing that such supplier intends to materially reduce the volume of business that it does with the Company or any of its Subsidiaries. There are no material pending disputes or disagreements with any of the suppliers set forth on Schedule 2.32(b) the result of which, if determined in a manner unfavorable to the Company, would result in a Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries is party to any Contract with any Person pursuant to which the Company and its Subsidiaries, in the aggregate, spend more than $10,000,000 in any fiscal year to obtain inventory for the Company or its Subsidiaries.

2.33. Fees. Since September 30, 2010, neither the Company nor any of its Subsidiaries have paid or committed to pay any management fees, management services fees or similar fees, including “advisory services fees” or any similar fees contemplated by the Advisory Agreement, dated as of October 30, 2003, by and between Keystone Automotive Operations, Inc. and Bain Capital LLC (as amended, supplemented or modified, the “Advisory Agreement”).

3. Representations and Warranties of the Backstop Equity Investors. Each Backstop Equity Investor, severally and not jointly, hereby represents and warrants to the Company as set forth below. Except for representations and warranties that are expressly limited as to a particular date, each representation and warranty is made as of the date hereof and as of the Effective Date:

3.1. Organization of Such Backstop Equity Investor. Such Backstop Equity Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable), with full corporate, partnership or limited liability company (as applicable) power and authority to conduct its business as it is now or currently proposed to be conducted, and to own or use the properties and assets that it purports to own or use.

3.2. Authority; No Conflict.

(a) Such Backstop Equity Investor has the requisite corporate, partnership or limited liability company (as applicable) power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate, partnership or limited liability company (as applicable) action required for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Backstop Equity Investor, and this Agreement constitutes the legal, valid and binding obligation of such Backstop Equity Investor, enforceable against such Backstop Equity Investor in accordance with its terms.

(b) Neither the execution and delivery by such Backstop Equity Investor of this Agreement nor the consummation or performance on the part of such Backstop Equity Investor of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with, or result in a violation of (1) any provision of the Organizational Documents of such Backstop Equity Investor, or (2) any resolution adopted by the board of directors (or similar governing body) or the stockholders of any Debtor; or

(ii) contravene, conflict with or result in a violation of any existing Law as in effect on the date of this Agreement and/or as in effect on the Effective Date to which such Backstop Equity Investor, or any of the properties, assets, rights or interests owned or used by such Backstop Equity Investor, may be subject; or

(iii) contravene, conflict with or result in a violation or breach of any provision of, or give rise to any right of termination, acceleration or cancellation under, any Contract to which such Backstop Equity Investor is a party.

except, in the case of clauses (ii) and (iii) above, where such occurrence, event or results would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Backstop Equity Investor’s performance of its obligations under this Agreement.

Except (x) for Consents that have been obtained, notices which have been given and filings which have been made, (y) where the failure to give any notice, obtain any Consent or make any filing would not, indirectly or in the aggregate, reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and (z) compliance with the applicable requirements of the HSR Act or Competition Act (Canada), if required, such Backstop Equity Investor is not and will not be required to give any notice to, make any filing with or obtain any Consent from, any Person in connection with the execution and delivery by such Backstop Equity Investor of this Agreement or the consummation or performance by such Backstop Equity Investor of any of the transactions contemplated hereby.

3.3. Shares Not Registered. Such Backstop Equity Investor understands that the Shares have not been registered under the Securities Act and that, except as provided in the Registration Rights Agreement, the Company shall not be required to effect any registration or qualification under the Securities Act or any state securities law. Such Backstop Equity Investor also understands that the Shares are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Backstop Equity Investor’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

3.4. Acquisition for Own Account. Such Backstop Equity Investor is acquiring the Shares for its own account (or for the accounts for which it is acting as investment advisors or manager) for investment and not with a present view toward distribution, within the meaning of the Securities Act.

3.5. Accredited Investor. Such Backstop Equity Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that such Backstop Equity Investor is capable of evaluating the merits and risks of its investment. Such Backstop Equity Investor understands and is able to bear any economic risks with such investment. Such Backstop Equity Investor acknowledges that the Company will rely upon the truth and accuracy of the representations and warranties contained in this Section 3.5 as well as the other representations, warranties and other agreements of such Backstop Equity Investor in connection with the transactions described in this Agreement. No Backstop Equity Investor has used or will use any form of general solicitation or general advertising in connection with the offering or sale of the Rights or the Shares.

3.6. Access to Information. Such Backstop Equity Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Such Backstop Party has had the opportunity to consult with its own tax advisors with regard to its participation in the Rights Offering and the tax consequences thereof, and has not relied on any advice from the Company or its representatives regarding the tax consequences of an investment in the Rights Offering Shares.

3.7. Brokers or Finders. Such Backstop Equity Investor has not, and its agents have not, incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement, for which the Company may be liable.

3.8. Legal Proceedings. There is no pending, outstanding or, to the knowledge of such Backstop Equity Investor, threatened Proceedings against such Backstop Equity Investor that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of such Backstop Equity Investor to consummate the transactions contemplated by this Agreement.

3.9. Financial Ability to Fund Backstop Commitment. Such Backstop Equity Investor has, or will have on the Effective Date, sufficient available funds to consummate its purchase of a number of Backstop Shares equal to its Total Commitment Percentage or its Adjusted Commitment Percentage, as the case may be. For the avoidance of doubt, and without any limitation on any of the conditions set forth in Section 6.1, such Backstop Equity Investor acknowledges that its obligations under this Agreement are not conditioned in any manner upon its obtaining financing.

3.10. Arm’s Length. Such Backstop Equity Investor acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Equity Investor with respect to the acquisition of Backstop Shares hereunder and the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering). Additionally, such Backstop Party is not relying on the Company for any legal, tax, investment, accounting or regulatory advice in any jurisdiction. Such Backstop Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

4. Covenants of the Debtors. The Debtors hereby agree with the Backstop Equity Investors as set forth in this Section 4.

4.1. Agreement Motion and Agreement Order. Prior to or concurrently with the filing by the Debtors of a motion seeking entry of the Disclosure Statement Order (the “Disclosure Statement Motion”), the Debtors shall file a motion and supporting papers (the “Agreement Motion”) seeking an order of the Bankruptcy Court, in form and substance acceptable to the Backstop Equity Investors, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Agreement Order”), including without limitation, the payment by the Debtors of the Backstop Commitment Fee, the Transaction Expenses on the terms set forth herein and therein and the indemnification provisions in favor of the Indemnified Parties set forth herein and therein; provided, that the signature pages, exhibits and schedules to any copy of this Agreement and/or the Commitment Letter that is filed with the Bankruptcy Court shall, subject to Bankruptcy Court approval, be subject to redaction as the Backstop Equity Investors determine to be reasonably necessary and appropriate, including, without limitation, redacting the names of the Backstop Equity Investors and the Total Commitment Percentage of each Backstop Equity Investor. The Debtors agree that they shall use their commercially reasonable efforts to (a) obtain a waiver of Bankruptcy Rule 6004(h) and request that the Agreement Order be effective immediately upon its entry by the Bankruptcy Court, which Agreement Order shall not be revised, modified or amended by the Confirmation Order or any other further order of the Bankruptcy Court, (b) fully support the Agreement Motion and any application seeking Bankruptcy Court approval and authorization to pay the fees and expenses under this Agreement and/or the Commitment Letter, including the Transaction Expenses and the Backstop Commitment Fee, as an administrative expense of the Debtors’ estates and (c) obtain approval of the Agreement Order as soon as practicable after the Petition Date. The Debtors may, and shall be permitted to, (i) file the Agreement Motion as part of, and include the Agreement Motion directly in, the Disclosure Statement Motion and (ii) seek to have the Agreement Order be part of, and be included directly in, the Disclosure Statement Order, and, in any such case of clause (i) or clause (ii), all provisions of this Agreement that apply to the Agreement Motion or the Agreement Order shall be deemed to apply to the Disclosure Statement Motion or the Disclosure Statement Order, respectively.

4.2. Rights Offering.

(a) The Debtors shall promptly provide copies of all documents, instruments, agreements and other materials to be entered into, delivered, distributed or otherwise used in connection with the Rights Offering (the “Rights Offering Documentation”) for review and comment by the Backstop Equity Investors.

(b) No later than five (5) calendar days prior to the Disclosure Statement Hearing, the Debtors shall file with the Bankruptcy Court, as an exhibit to the Disclosure Statement, a copy of the Rights Offering Procedures. Subject to obtaining approval of the Agreement Order, the Company shall conduct and consummate the Rights Offering as provided herein and use commercially reasonable efforts to seek entry of an order of the Bankruptcy Court (either in connection with the approval of the Disclosure Statement or otherwise), prior to the commencement of the Rights Offering, authorizing the Company to conduct the Rights Offering.

4.3. Conditions Precedent. The Debtors shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Section 6.1 hereof and to procure and obtain all Consents, authorizations and waivers of, make all filings with, and give all notices to, third parties (including Governmental Bodies) that may be necessary or required on its part in order to effect the Contemplated Transactions.

4.4. Notification. The Debtors shall: on request by any of the Backstop Equity Investors, notify the Backstop Equity Investors, or cause the applicable subscription agent for the Rights Offering (the “Subscription Agent”) to notify the Backstop Equity Investors, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

4.5. Use of Proceeds. The Debtors shall apply the net proceeds from the sale of the Rights Offering Shares from the Rights Offering and the sale of the Backstop Shares pursuant to this Agreement as provided in the Plan and the Disclosure Statement.

4.6. HSR Act. The Debtors shall promptly prepare and file all necessary documentation and effect all applications that are necessary under the HSR Act so that all applicable waiting periods shall have expired, been waived or been terminated thereunder with respect to the purchase of Backstop Shares hereunder, and not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement. Anything herein to the contrary notwithstanding, none of the Backstop Equity Investors (nor their respective ultimate parent entities, as such term is used in the HSR Act) shall be required to (i) disclose to any other party hereto any information contained in its HSR Notification and Report Form, which such party, in its sole discretion, deems confidential as a condition to the expiration or termination of all applicable waiting periods under the HSR Act, with respect to the purchase of the Backstop Shares hereunder, (ii) agree to any condition, restraint or limitation relating to its ability to freely own or operate all or a portion of its business or assets, (iii) hold separate (including by trust or otherwise) or divest any of its businesses or assets or (iv) hold separate (including by trust or otherwise) or divest any assets of the Company or any of its Subsidiaries. Without limiting the provisions of Section 1.4 hereof, the Debtors shall bear all costs and expenses of the Debtors and the Backstop Equity Investors in connection with the preparation or the making of any filing under the HSR Act (including any filing fees thereunder).

4.7. Access. Promptly following the date of this Agreement through the Effective Date, the Debtors will, and will use commercially reasonable efforts to cause their employees, officers, directors, accountants, attorneys and other advisors (collectively, “Representatives”) to, provide each of the Backstop Equity Investors and its Representatives with reasonable access, upon reasonable prior notice, during normal business hours, to officers, management and key employees and other Representatives of any of the Company and any of its Subsidiaries and to assets, properties, contracts, books, records and any other information concerning the business and operations of any of the Company and its Subsidiaries as any of the Backstop Equity Investors or any of its Representatives may reasonably request; provided that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Debtors to violate any of their obligations with respect to confidentiality to a third party if the Debtors shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) to disclose any privileged information of the Company or any of its Subsidiaries or (iii) to violate any Laws.

4.8. Stockholders Agreement and Registration Rights Agreement. On the Effective Date, the Company shall execute and deliver the New Stockholders Agreement and the New Registration Rights Agreement.

4.9. Exit Facility. The Debtors shall promptly provide copies of all material drafts and final execution copies of all documents, instruments, agreements and other materials to be entered into, delivered or otherwise used in connection with the Exit Facility (the “Exit Facility Documentation”) for review and comment by the Backstop Equity Investors.

4.10. Specified Issuances. The Debtors shall (a) consult with the Backstop Equity Investors with respect to the steps (the “Specified Issuance Steps”) to be taken by the Debtors to ensure that (i) each of the Specified Issuances described in clauses (a)-(c) of the definition of Specified Issuances are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to section 1145(a) of the Bankruptcy Code and/or Section 4(2) of the Securities Act and (ii) the Specified Issuances described in clause (d) of the definition of Specified Issuances are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act, and (b) promptly provide copies of all documents, instruments, questionnaires, agreements and other materials to be entered into, delivered, distributed or otherwise used in connection with the Specified Issuances (the “Specified Issuance Documentation”) for review and comment by the Backstop Equity Investors. Any comments received by the Debtors from the Backstop Equity Investors or their respective Representatives with respect to the Specified Issuance Steps or the Specified Issuance Documentation shall be considered by them in good faith and, to the extent the Debtors disagree with any such comments, they shall inform the Backstop Equity Investors thereof and discuss the same with the Backstop Equity Investors prior to taking such Specified Issuance Steps or entering into, delivering, distributing or using any such Specified Issuance Documentation.

4.11. Conduct of the Business. Except as expressly set forth in this Agreement or the Restructuring Support Agreement, or as required by applicable Law, during the period from the date of this Agreement to the Effective Date, the Company shall, and shall cause each of its Subsidiaries to, operate in the ordinary course of business consistent with past practices and, to the extent consistent therewith, use their commercially reasonable efforts to preserve intact in all material respects their existing business operations, keep available the services of their current officers and key employees and maintain a workforce sufficient to support on-going business operations and preserve in all material respects their relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company or its Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise expressly provided by this Agreement or the Restructuring Support Agreement or expressly required by the Credit Agreement or the Indenture, prior to the Effective Date, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions without the prior written consent of the Backstop Equity Investors, which consent shall not be unreasonably withheld, conditioned or delayed (other than with respect to clauses (a) and (b) below, which consent may be granted or withheld in the sole discretion of the Backstop Equity Investors):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the capital stock of the Company, (ii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (iii) pay or commit to pay any management fees, management services fees or similar fees, including “advisory services fees” or any similar fees accrued under the Advisory Agreement;

(b) adjust, split, combine or reclassify any capital stock or equity interests or issue or propose or authorize the issuance of any other securities (including options, profit interest, warrants or any similar security exercisable for, or convertible into, such other security);

(c) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto in excess of $2.4 million individually or $6 million in the aggregate;

(d) acquire or agree to acquire by merging or consolidating with, or purchase any portion of the stock of, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company;

(e) sell, lease, mortgage, pledge, grant any Encumbrance on or otherwise encumber or dispose of any of its properties or assets including on the capital stock or equity interests of any Subsidiary of the Company; provided , that, the Company may extend or replace any liens in existence as of the date hereof and listed on Schedule 4.11(e) and complete the asset sales listed on Schedule 4.11(e) hereto;

(f) incur or permit to exist or guarantee any Indebtedness after the date hereof in excess of $3.7 million in the aggregate, and not including, for the sake of clarity, (i) the ABL Loan Facility, the Term Loan Facility, the Senior Notes, the Reliable Notes and current trade debt, in each case, as existing on the date of this Agreement and (ii) the Indebtedness reflected on Schedule 4.11(f);

(g) (i) enter into, assume or reject or amend, restate, supplement, modify, waive or terminate any Material Contract, material permit or unexpired lease, other than in the ordinary course of business (ii) enter into any settlement of any Action relating to a Material Contract or (iii) enter into any Contract that would not be a Material Contract, that delays or is reasonably expected to delay the Effective Date;

(h) adopt or propose any amendments to any of the Company’s or its Subsidiaries’ Organizational Documents; except, in furtherance of the Plan or the transactions contemplated hereby;

(i) except (A) as required by the terms of an existing Contract, agreement, arrangement, plan or policy disclosed to the Backstop Equity Investors on a Schedule to this Agreement, (B) as required to comply with Law or (C) in the case of (y), below, in the ordinary course of business consistent with past practice, (w) enter into, adopt, amend or terminate any Company Benefit Plan, (x) increase in any manner the compensation or fringe benefits of any director or officer of the Company or any of its Subsidiaries, (y) enter into, renew (other than Contracts, agreements, commitments or arrangements that by their terms renew automatically without action by either party) or terminate any Contract, agreement, commitment or arrangement providing for the payment of compensation or benefits to any director or officer of the Company, or (z) terminate the employment of or hire any officer or director of the Company (other than termination for cause);

(j) commence any Action, (other than an Action as a result of an Action commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any Action other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $100,000 individually or $1,000,000 in the aggregate, in any case without the imposition of any equitable relief;

(k) change materially its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalue any of its material assets;

(l) take any action inconsistent with this Agreement or the transactions contemplated hereby; or

(m) commit or agree to take any of the foregoing.

5. Covenants of the Backstop Equity Investors. Each of the Backstop Equity Investors hereby agrees, severally and not jointly, with the Company as set forth in this Section 5.

5.1. Conditions Precedent. Each Backstop Equity Investor shall use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent applicable to such Backstop Equity Investor set forth in Section 6.2 hereof.

5.2. HSR Act and Competition Act (Canada). Each Backstop Equity Investor shall promptly prepare and file all necessary documentation and effect all applications that are necessary under the HSR Act and the Competition Act (Canada) so that all applicable waiting periods shall have expired, been waived or been terminated thereunder with respect to the purchase of Backstop Shares hereunder, and not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement. Anything herein to the contrary notwithstanding, none of the Backstop Equity Investors (nor their respective ultimate parent entities, as such term is used in the HSR Act) shall be required to (i) disclose to any other party hereto any information contained in its HSR Notification and Report Form or filings under the Competition Act (Canada) which such party, in its sole discretion, deems confidential as a condition to the expiration or termination of all applicable waiting periods under the HSR Act and the Competition Act (Canada) with respect to the purchase of the Backstop Shares hereunder, (ii) agree to any condition, restraint or limitation relating to its ability to freely own or operate all or a portion of its business or assets, (iii) hold separate (including by trust or otherwise) or divest any of its businesses or assets, (iv) hold separate (including by trust or otherwise) or divest any assets of the Company or any of its Subsidiaries. Without limiting the provisions of Section 1.4 hereof, the Debtors shall bear all costs and expenses of the Debtors and the Backstop Equity Investors in connection with the preparation or the making of any filing under the HSR Act or the Competition Act (Canada) (including any filing fees thereunder).

5.3. Financing. Each Backstop Equity Investor shall use its commercially reasonable efforts, at the sole cost and expense of the Debtors, to assist in the documentation and consummation of the Exit Facility; provided, however, that no Backstop Equity Investor shall be required to (a) disclose to any Person any information which such Backstop Equity Investor, in its sole and reasonable discretion, deems confidential or (b) expend any funds, make any payments or provide any indemnities, reimbursement obligations, commitments, guarantees or any other form of credit support. Notwithstanding the foregoing, each Debtor acknowledges and agrees that neither the Backstop Equity Investors nor any of their respective Affiliates or Representatives shall be liable or otherwise responsible for any statements, assertions, facts, projections, forecasts, data or other information contained or referred to in any offering memorandum, bankers’ book or other materials prepared by or on behalf of the Debtors, the agents or lenders under the Exit Facility, or any of their respective Affiliates or Representatives in connection with the Exit Facility, except for such statements, assertions, facts, projections, forecasts, data or other information as may be provided by any Backstop Equity Investor or their respective Affiliates or Representatives.

5.4. Information. Each Backstop Equity Investor shall promptly provide the Company with such information as the Company reasonably requests regarding such Backstop Equity Investor which is required to be included in the Disclosure Statement pursuant to applicable Law.

6. Conditions to Closing.

6.1. Conditions Precedent to Obligations of the Backstop Equity Investors. The obligations of the Backstop Equity Investors to subscribe for and purchase Backstop Shares pursuant to their respective Commitments are subject to the following conditions precedent, each of which may be waived in writing by the Backstop Equity Investors (acting together):

(a) Agreement Order. The Agreement Order shall have been entered by the Bankruptcy Court in a form satisfactory to the Backstop Equity Investors, and the Agreement Order shall have become a Final Order.

(b) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate, have had or would reasonably be expected to result in a Material Adverse Effect.

(c) Inconsistent Transaction. The Company shall not have made a public announcement, entered into an agreement, or filed any pleading or document with the Bankruptcy Court, evidencing its intention to support, or otherwise agreed to, consented to, supported or encouraged the formulation of, any Inconsistent Transaction.

(d) Confirmation Order. The Confirmation Order, in form and substance acceptable to the Backstop Equity Investors, shall have been entered by the Bankruptcy Court and such order shall have become a Final Order. Without limiting the generality of the foregoing, the Confirmation Order shall contain the following specific findings of fact, conclusions of law and orders: (i) each of the Specified Issuances are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act; (ii) the solicitation of acceptance or rejection of the Plan by the Backstop Equity Investors, and/or any of their respective Affiliates (if any such solicitation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Backstop Equity Investors and any of their respective Affiliates are entitled to the benefits and protections of Section 1125(e) of the Bankruptcy Code; and (iii) the participation by the Backstop Equity Investors and/or any of their respective Affiliates in the offer, issuance, sale or purchase of any security offered or sold under the Plan (if any such participation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Backstop Equity Investors and any of their respective Affiliates are entitled to the benefits and protections of section 1125(e) of the Bankruptcy Code.

(e) Plan. The Plan, as approved by the Bankruptcy Court, shall be consistent with the Restructuring Support Agreement and otherwise acceptable in form and substance to the Back Stop Equity Investors.

(f) Disclosure Statement. The Disclosure Statement, as approved by the Bankruptcy Court, shall be consistent with the Restructuring Support Agreement and otherwise acceptable in form and substance to the Back Stop Equity Investors, and the Bankruptcy Court shall have entered the order in form and substance acceptable to the Back Stop Equity Investors approving the Disclosure Statement (the “Disclosure Statement Order”) and the Disclosure Statement Order shall be a Final Order.

(g) Definitive Documents. All Definitive Documents shall be consistent with the Restructuring Support Agreement and otherwise acceptable in form and substance to the Backstop Equity Investors and shall have been executed by the parties thereto.

(h) Conditions to Confirmation. The conditions to confirmation and the conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived with the consent of the Backstop Equity Investors) in accordance with the Plan, and the Effective Date shall have occurred.

(i) Rights Offering. The Company shall have commenced the Rights Offering, the Rights Offering shall have been conducted in accordance with the Rights Offering Procedures and in accordance with this Agreement, and the Rights Offering Deadline shall have occurred.

(j) Purchase Notice. The Backstop Equity Investors shall have received a Purchase Notice in accordance with Section 1.1(c) hereof from the Company, dated as of the Determination Date, certifying as to the number of Unsubscribed Shares to be purchased pursuant to Section 1.2(a) hereof.

(k) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated hereby or any of the other Contemplated Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding brought by a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the transactions contemplated by this Agreement or any of the other Contemplated Transactions illegal, void or rescinded.

(l) HSR Act and Competition Act (Canada). If the purchase of the Backstop Shares by the Backstop Equity Investors pursuant to this Agreement is subject to the provisions of the HSR Act or Part IX of the Competition Act (Canada), the applicable waiting periods shall have expired, been waived or been terminated thereunder with respect to such purchase.

(m) Notices and Consents. All other governmental and third party notifications, filings, waivers, authorizations and Consents necessary or required for the consummation of the Contemplated Transactions shall have been made or received and shall be in full force and effect.

(n) Representations and Warranties and Covenants. (i) Each of (x) the representations and warranties of the Debtors set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.7, 2.8, 2.9 and 2.33 (the “Fundamental Representations”) of this Agreement shall be true and correct in all respects at and as of the date hereof and as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date) and (y) the representations and warranties of the Debtors set forth in this Agreement other than Fundamental Representations, which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and the representations and warranties in such Sections which are not so qualified shall be true and correct in all material respects, in each case, at and as of the date hereof and as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date) and (ii) the Company shall have complied in all material respects with all covenants in this Agreement applicable to it.

(o) Exit Facility. The Debtors shall have entered into and consummated the Exit Facility on Exit Facility Documentation consistent with the Restructuring Support Agreement and otherwise acceptable in form and substance to the Backstop Equity Investors.

(p) Transaction Expenses. The Company shall have paid all Transaction Expenses that have accrued and remain unpaid as of the Effective Date.

(q) Backstop Commitment Fee. The Company shall have paid the Backstop Commitment Fee accordance with Section 1.3 hereof.

(r) Restructuring Support Agreement. The Restructuring Support Agreement shall not have been terminated.

(s) Assumption of Agreement. The Company shall have assumed this Agreement pursuant to section 365 of the Bankruptcy Code.

(t) Agreements. The Company shall have executed and delivered the New Stockholders Agreement and the New Registration Rights Agreement.

(u) Organizational Documents. The Organizational Documents of each of the Debtors shall have been amended to reflect terms consistent with this Agreement and the Plan and are otherwise satisfactory to the Backstop Equity Investors.

(v) Advisory Agreement. The Advisory Agreement shall have been terminated and the Company shall have received an unconditional release (in form and substance reasonably satisfactory to the Backstop Parties) of all amounts owed under, and claims arising in respect of, such agreements.

(w) Existing Equity. All equity interests in the Company existing as of immediately prior to the Closing (including any options, warrants, rights to acquire equity interests or other securities exercisable for, or convertible into, equity interests in the Company) shall have been cancelled and extinguished, effective upon the Closing, and the Debtors shall have provided documentation satisfactory to the Backstop Equity Investors evidencing the foregoing

(x) Officer’s Certificate. The Backstop Equity Investors shall have received on and as of the Effective Date a certificate of the chief financial officer or chief accounting officer of the Company confirming that the conditions set forth in Sections 6.1(b) and 6.1(w) hereof have been satisfied.

6.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell the Backstop Shares to each of the Backstop Equity Investors pursuant to this Agreement are subject to the following conditions precedent, each of which may be waived in writing by the Company:

(a) Agreement Order. The Agreement Order shall have been entered by the Bankruptcy Court and the Agreement Order shall have become a Final Order.

(b) Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court and such order shall have become a Final Order.

(c) Conditions to Confirmation. The conditions to confirmation and the conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived with the consent of the Backstop Equity Investors) in accordance with the Plan, and the Effective Date shall have occurred.

(d) Rights Offering. The Rights Offering shall have been consummated.

(e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated hereby or any of the other Contemplated Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding brought by a Governmental Body seeking any of the foregoing be pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the transactions contemplated by this Agreement or any of the other Contemplated Transactions illegal, void or rescinded.

(f) HSR Act and Competition Act (Canada). If the purchase of the Backstop Shares by the Backstop Equity Investors pursuant to this Agreement is subject to the provisions of the HSR Act or Part IX of the Competition Act (Canada), the applicable waiting periods shall have expired, been waived or been terminated thereunder with respect to such purchase.

(g) Representations and Warranties and Covenants. (i) Each of (x) the representations and warranties of each Backstop Equity Investor in this Agreement that shall be true and correct at and as of the date hereof and as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date) and (ii) each Backstop Equity Investor shall have complied in all material respects with all covenants in this Agreement applicable to it.

7. Termination.

(a) This Agreement (including the Commitments) shall automatically terminate, unless waived in writing by the Company and the Backstop Equity Investors:

(i) if the Effective Date shall not have occurred on or prior to June 15, 2011 (the “End Date”);

(ii) if the Restructuring Support Agreement is terminated;

(b) This Agreement (including the Commitments) may be terminated and the transactions contemplated hereby may be abandoned at any time by the Backstop Equity Investors:

(i) if the Petition Date (or, if consummated out-of-court, the date of effectiveness of the Restructuring) shall not have a occurred on or prior to March 15, 2011;

(ii) if the Company does not file an executed copy of this Agreement, together with all of the exhibits and schedules hereto (as redacted pursuant to Section 4.1 hereof), with the Bankruptcy Court within two (2) Business Days of the later to occur of (A) the Petition Date and (B) the date of this Agreement;

(iii) if any of the Debtors shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement or the Restructuring Support Agreement, or if any representation or warranty of any of the Debtors in such agreements shall have become untrue, in either case which breach, failure to perform or occurrence is not cured within five (5) Business Days after written notice of such breach, failure or occurrence is given to the Company by any Backstop Equity Investor;

(iv) if any of the conditions set forth in Section 6.1 hereof become incapable of fulfillment (other than through the failure of the Backstop Equity Investors to comply with their obligations) and such condition is not able to be fulfilled within five (5) days, or, if able to be fulfilled within five (5) days, is not fulfilled prior to the earlier of (x) the End Date and (y) five (5) days after written notice of such condition is given to the Company by any Backstop Equity Investor;

(v) if an order converting the Chapter 11 Case of any Debtor to a case under chapter 7 of the Bankruptcy Code or dismissing such Chapter 11 Case is entered by the Bankruptcy Court; or

(vi) if the Company makes a public announcement, enters into an agreement, or files any pleading or document with the Bankruptcy Court, evidencing its intention to support, or otherwise supports, any Inconsistent Transaction.

(c) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time by the Debtors:

(i) if any Backstop Equity Investor shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of any Backstop Equity Investor in such agreements shall have become untrue, in either case which breach, failure to perform or occurrence is not cured within five (5) Business Days after written notice of such breach, failure or occurrence is given by the Company to the applicable Backstop Equity Investor;

(ii) if any of the conditions set forth in Section 6.2 hereof become incapable of fulfillment (other than through the failure of any of the Debtors to comply with their obligations) and such condition is not able to be fulfilled within five (5) days, or, if able to be fulfilled within five (5) days, is not fulfilled prior to the earlier of (x) the End Date and (y) five (5) days after written notice of such condition is given to the Backstop Equity Investors by the Company.

(d) This Agreement may be terminated at any time by written consent of the Company and the Backstop Equity Investors.

(e) In the event of termination of this Agreement in accordance with this Section 7, the provisions of this Agreement shall immediately become void and of no further force or effect (other than Sections 1.4, 7, 8, 10, 11, 12 and 13 hereof, and other than in respect of any liability of any party for any breach of this Agreement prior to such termination, which shall in each case expressly survive any such termination).

8. Indemnification.

(a) Subject to Section 9 and whether or not the Rights Offering is consummated or this Agreement is terminated, the Debtors (in such capacity, the “Indemnifying Parties”) shall jointly and severally indemnify and hold harmless the Backstop Equity Investors and each of their respective Affiliates, members, partners, officers, directors, employees, Representatives, agents, advisors and controlling persons (each, in such capacity, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses (including counsel fees), joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or Proceeding (collectively, “Actions”) with respect to the Rights Offering, this Agreement, the Commitments, the Definitive Documents, the Plan (or the solicitation thereof), the Chapter 11 Cases or the transactions contemplated hereby or thereby, including without limitation, payment of the Backstop Commitment Fee or the Transaction Expenses, if any, distribution of the Rights, purchase and sale of Rights Offering Shares in the Rights Offering and purchase and sale of Backstop Shares pursuant to this Agreement, or any breach by the Debtors of this Agreement, regardless of whether any of such Indemnified Persons is a party hereto, and to reimburse such

Indemnified Persons for any reasonable and documented legal or other reasonable and documented out-of-pocket expenses in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily and directly from fraud, bad faith, gross negligence, willful breach of this Agreement or willful misconduct on the part of such Indemnified Person.

(b) If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Parties on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the sale of Rights Offering Shares to (ii) the Backstop Commitment Fee paid or proposed to be paid to the Backstop Equity Investors.

(c) The indemnity and reimbursement obligations of the Indemnifying Parties under this Section 8 are in addition to, and do not limit, the Company’s obligations under Sections 1.3, 1.4, and 12.9 hereof, shall be in addition to any liability that the Indemnifying Parties may otherwise have to an Indemnified Person (including as a result of any breach of this Agreement) and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Parties and any Indemnified Person.

(d) An Indemnified Person shall give written notice to the Indemnifying Parties of any claim with respect to which indemnification under this Section 8 is sought promptly after discovery by such Indemnified Person of the matters giving rise to such claim for indemnification; provided, that the omission so to notify the Indemnifying Parties will not relieve the Indemnifying Parties from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any Actions are brought against any Indemnified Person the Indemnifying Parties will be entitled to participate in such Actions, and, to the extent that such Indemnifying Parties may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Actions include both such Indemnified Person and the Indemnifying Parties and such Indemnified Person shall have, on the advice of counsel, concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Parties, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Actions on behalf of such Indemnified Person. Following the date of receipt of such indemnification commitment from the Indemnifying Parties and notice from the Indemnifying Parties to such Indemnified Person of its election so to assume the defense of such Actions and approval by such Indemnified Person of counsel, the Indemnifying Parties shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof after such date (other than reasonable costs of investigation and monitoring) unless (w) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (x) the Indemnifying Parties shall not have employed counsel satisfactory to such Indemnified Person to represent such Indemnified Person at the Indemnifying Parties’ expense within a reasonable time after notice of commencement of the Actions, (y) after the Indemnifying Parties assumes the defense of such Actions, such Indemnified Person determines that the Indemnifying Parties is failing to diligently defend against such Actions in good faith or (z) the Indemnifying Parties shall have authorized in writing the employment of counsel for such Indemnified Person.

(e) The Indemnifying Parties shall not, without the prior written consent of an Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, effect any settlement of any pending or threatened Actions in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Actions and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

9. Survival of Representations and Warranties. Notwithstanding anything contained herein, the representations and warranties made in this Agreement shall terminate on the earlier of (i) the Closing or (ii) the date this Agreement is terminated pursuant to its terms.

10. Amendments and Waivers. Any term of this Agreement may be amended or modified and the compliance with any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only if such amendment, modification or waiver is signed, in the case of an amendment or modification, by the Backstop Equity Investors and the Company, or in the case of a waiver, by the party waiving compliance; provided, however, that Schedule 1 hereto may be amended in accordance with the terms of Section 12.1. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

11. Notices, etc. Except as otherwise provided in this Agreement, all notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

(a) if to a Backstop Equity Investor, to the mailing address or facsimile number set forth on Schedule 1 hereto or to such other mailing address or facsimile number as such Backstop Equity Investor shall have furnished to the Company in writing:

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:	Matthew A. Feldman, Esq.
Cristopher Greer, Esq.
Fax:	(212) 728-8111

(b) If to the Company at:

Keystone Automotive Operations, Inc. 44 Tunkahannock Avenue Exeter, Pennsylvania 18643
Attention:	Ed Orzetti, Chief Executive Officer
Fax:	(570) 655-8203
eorzetti@key-stone.com

With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022

Attention:	Jonathan S. Henes, Esq. and Joshua A. Sussberg, Esq.
Fax:	212-446-4900
jonathan.henes@kirkland.com joshua.sussberg@kirkland.com

Any such notice, demand or other communication shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, three (3) days after being mailed as described above, and (iv) if sent by written telecommunication, when dispatched.

12. Miscellaneous.

12.1. Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding the previous sentence, any Backstop Equity Investor’s rights, obligations or interests hereunder may be assigned, delegated or transferred, in whole or in part, by such Backstop Equity Investor to (i) any other Backstop Equity Investor or (ii) any

Affiliate of a Backstop Equity Investor over which such Backstop Equity Investor or any of its Affiliates exercises investment authority (including any Related Fund of such Backstop Equity Investor), including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of the assigning Backstop Equity Investor hereunder and agrees in writing prior to such assignment to be bound by the terms of this Agreement in the same manner as the assigning Backstop Equity Investor. Following any assignment described in the immediately preceding sentence, Schedule 1 hereto shall be updated by the Company (in consultation with the assigning Backstop Equity Investor and the assignee) solely to reflect the name and address of the applicable assignee or assignees and the Total Commitment Percentage that shall apply to such assignee or assignees, and any changes to the Total Commitment Percentage applicable to the assigning Backstop Equity Investor. Any update to Schedule 1 hereto described in the immediately preceding sentence shall not be deemed an amendment to this Agreement. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the assigning Backstop Equity Investor of its obligations hereunder if any such assignee fails to perform such obligations.

12.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

12.3. Entire Agreement. Except as expressly set forth herein, this Agreement and the Restructuring Support Agreement (and the agreements referenced therein) constitute the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings (including the Commitment Letter, except as expressly set forth herein), both written and oral, among the parties hereto with respect to the subject matter hereof.

12.4. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or portable document format (PDF) signatures), each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

12.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the conflicts of law principles thereof except Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

12.6. Submission to Jurisdiction. Each party to this Agreement hereby (a) consents to submit itself to the personal jurisdiction of the federal court of the Southern District of New York or any state court located in New York County, State of New York in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, and (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal court of the Southern District of New York or any state court located in New York County, State of New York; provided, however, that during the pendency of the Chapter 11 Cases, all such actions shall be brought in the Bankruptcy Court.

12.7. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

12.8. Further Assurances. From time to time after the date of this Agreement, the parties hereto will execute, acknowledge and deliver to the other parties hereto such other documents, instruments and certificates, and will do and perform, or cause to be done and performed, all such further acts and things, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.9. Specific Performance. The Debtors and the Backstop Equity Investors acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Debtors and the Backstop Equity Investors agree that each of them shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce its rights and obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right to equitable relief, including specific performance or injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement. Each of the Debtors and the Backstop Equity Investors hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies.

12.10. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

12.11. Interpretation; Rules of Construction. When a reference is made in this Agreement to Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (v) the words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Unless expressly set forth herein to the contrary, any provision of this Agreement granting a party the right to approve, accept, adopt or consent to any action or document shall be deemed to grant to such party the right to do so in such party’s sole and absolute discretion. If any payment or other obligation is due on any day which is not a Business Day, such obligation shall be automatically extended to the next Business Day. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

12.12. Non-Recourse. Except in the case of fraud or willful misconduct, no past, present or future director, manager, officer, employee, incorporator, authorized representative, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of such party under this Agreement or in connection with any of the Contemplated Transactions, or for any claim based on, or in respect of, or by reason of, the transactions contemplated hereby or any of the other Contemplated Transactions.

12.13. Several, Not Joint, Obligations. The agreements, representations and obligations of the Backstop Equity Investors under this Agreement are, in all respects, several and not joint.

12.14. Disclosure. Unless otherwise required by applicable Law, the Debtors will not, without each of the Backstop Equity Investors’ prior written consent, disclose to any Person any of the information set forth on Schedule 1 hereto (including the identities of the Backstop Equity Investors and the Total Commitment Percentage of each Backstop Equity Investor), other than to the Debtors’ Representatives, in each case in connection with the transactions contemplated hereby and subject to their agreement to be bound by the confidentiality provisions hereof.

13. Definitions.

13.1. Certain Defined Terms. As used in this Agreement the following terms have the following respective meanings:

Adjusted Commitment Percentage: means, with respect to any Non-Defaulting Backstop Equity Investor, a percentage expressed as a fraction, the numerator of which is the Total Commitment Percentage of such Non-Defaulting Backstop Equity Investor and the denominator of which is the Total Commitment Percentages of all Non-Defaulting Backstop Equity Investors.

Affiliate: means, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

Agreement: has the meaning given to such term in the preamble hereof.

Agreement Motion: means the motion to be filed by the Debtors with the Bankruptcy Court requesting (among other things) that the Bankruptcy Court approve the Debtors’ entry into and performance under this Agreement and authorizing the Debtors to pay all fees and expenses in connection with this Agreement, as such motion may be amended, supplemented or otherwise modified from time to time.

Agreement Order: means an order entered by the Bankruptcy Court granting the Agreement Motion, which shall be in form and substance acceptable to the Backstop Equity Investors.

Audited Financial Statements: has the meaning given to such term in Section 2.20 hereof.

Backstop Commitment Fee: has the meaning given to such term in Section 1.3 hereof.

Backstop Equity Investor(s): has the meaning given to such term in the preamble of this Agreement.

Backstop Shares: has the meaning given to such term in Section 1.2(b) hereof.

Bankruptcy Code: has the meaning given to such term in the recitals hereof.

Bankruptcy Court: has the meaning given to such term in the recitals of this Agreement.

Bankruptcy Documents: has the meaning given to such term in Section 2.9 hereof.

Bankruptcy Rules: means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases and/or the transactions contemplated by this Agreement, and any Local Rules of the Bankruptcy Court.

Business Day: means any day other than a Saturday, Sunday, or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

Chapter 11 Cases: has the meaning given to such term in the recitals hereof.

Closing: has the meaning given to such term in Section 1.2(c) hereof.

Code: has the meaning given to such term in Section 2.15 hereof.

Commission: means the United States Securities and Exchange Commission.

Commitment: means, with respect to any Backstop Equity Investor, the commitment of such Backstop Equity Investor, subject to the terms and conditions set forth in this Agreement, to purchase Unsubscribed Shares pursuant to, and on the terms set forth in, Section 1.1(a) hereof.

Company: has the meaning given to such term in the preamble hereof.

Company Benefit Plan: has the meaning given to such term in Section 2.14 hereof.

Company IP Rights: has the meaning given to such term in Section 2.12 hereof.

Confirmation Order: means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Consent: means any approval, consent, ratification, waiver or other authorization of any Person (including any Governmental Body).

Contemplated Transactions: means all of the transactions contemplated by this Agreement and the Plan, including without limitation, the issuance of the Rights Offering Shares, the Backstop Shares and the Commitment Fee Shares.

Contract: means any agreement, contract, obligation or promise, whether written or oral.

Debtors: has the meaning given to such term in the recitals hereof.

Defaulting Backstop Equity Investor: has the meaning given to such term in Section 1.2(b) hereof.

Definitive Documents: means the definitive documents implementing, achieving and relating to the Plan and the transactions contemplated thereby and by this Agreement.

Determination Date: has the meaning given to such term in Section 1.1(c) hereof.

Disclosure Statement: means the disclosure statement that relates to the Plan, as such disclosure statement may be amended, modified or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

Disclosure Statement Hearing: means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code, as the same may be adjourned or continued from time to time.

Effective Date: means the first Business Day on which all conditions to the “Effective Date” set forth in the Plan have been satisfied or waived, and no stay of the Confirmation Order is in effect.

Eligible Holders: has the meaning given to such term in the recitals hereof.

Encumbrance: means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

End Date: has the meaning given to such term in Section 7(a) hereof.

Environmental Laws: means all Laws applicable to the Company or any of its Subsidiaries relating to pollution or the regulation and protection of human health, safety from environmental hazards, or protection of the environment or natural resources, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Materials Transportation Uniform Safety Act, as amended (49 U.S.C. 5101 et seq.); the National Traffic and Motor Vehicle Safety Act, as amended (49 U.S.C. § 30101 et seq.); Commercial Motor Safety Act, as amended (49 U.S.C. § 31101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); the rules and regulations promulgated by the Federal Motor Carrier Safety Administration, and, in each case, their foreign, state, provincial, municipal and local counterparts or equivalents as in effect on or prior to the date hereof.

Equity Investor Shares: has the meaning given to such term in Section 1.2(a) hereof.

ERISA: has the meaning given to such term in Section 2.14 hereof.

Exchange Act: means the Securities Exchange Act of 1934, as amended, and the rules promulgated pursuant thereto.

Exchange Act Documents: has the meaning given to such term in Section 2.9 hereof.

Exercise Price: has the meaning given to such term in the recitals hereof.

Exit Facility: means (i) an asset based revolving loan/letter of credit facility and (ii) term loan credit agreement in the amount of approximately $120 million each to be entered into by the Debtors on the Effective Date with financials institutions acceptable to the Backstop Equity Investors on terms and conditions materially consistent with the terms and conditions set forth in the Restructuring Support Agreement and otherwise satisfactory to the Backstop Equity Investors.

Exit Facility Documentation: has the meaning set forth in Section 4.9.

Final Order: means an order, ruling or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court) that: (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari; provided, however, that the possibility that a motion under Rule 50 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order.

Financial Statements: has the meaning given to such term in Section 2.19 hereof.

GAAP: means generally accepted accounting principles in the United States.

Governmental Body: means any federal, state, provincial, local or foreign government or any agency, bureau, board, commission, court, department, political subdivision, tribunal or other instrumentality thereof, or any federal, state, local or foreign court or arbitrator.

HSR Act: means the Hart Scott Rodino Antitrust Improvement Act of 1976.

Inconsistent Transaction: means any transaction that is inconsistent with this Agreement, the Plan or the Restructuring Support Agreement, including without limitation, (a) a merger, consolidation, business combination, recapitalization or refinancing of either of the Debtors (in one or a series of related transactions) on terms other than as set forth in the Plan, (b) the issuance, sale, transfer, exchange or other disposition by either of the Debtors of any equity interests (other than common stock issued in respect of any employee stock options), or all or substantially all of its assets, on terms other than as set forth in the Plan, (c) the filing of a plan of reorganization that does not contemplate a reorganization of the Debtors on the terms set forth in the Plan, (d) the acceptance of the Company of parties (other than the Backstop Equity Investors) as “backstop equity investors” for the Rights Offering or (e) any other transaction or transactions rendering the Rights Offering no longer practicable.

Indebtedness: shall mean, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

Indemnified Person: has the meaning given to such term in Section 8(a) hereof.

Indemnifying Person: has the meaning given to such term in Section 8(a) hereof.

IP Rights: has the meaning given to such term in Section 2.12 hereof.

IRS: means the Internal Revenue Service and any Governmental Body succeeding to the functions thereof.

knowledge: (and other words of similar import) means, with respect to the Company or any of its Subsidiaries, the actual knowledge after a reasonable inquiry of Edward Orzetti, Richard Paradise, Patrick Judge, William Brady, Lou Houck, Rudy Esteves, Kevin Canavan and MK Sathya.

Law: means any federal, state, local, municipal, foreign, international, multinational, provincial or other statute, law (including common law), writ, Order, decree, guideline, policy, ordinance, rule, treaty, constitution, code, judicial or administrative doctrine, rule or regulation enacted, promulgated, issued, entered or enforced by any Governmental Body.

Lien means any mortgage, deed of trust, hypothecation, contractual restriction, pledge, lien, encumbrance, interest, charge, security interest, put, call, other option, right of first refusal, right of first offer, servitude, right of way, easement, lease, license, tenancy, occupancy, covenant, condition, restriction, royalty, conditional sale or installment contract, finance lease involve substantially the same effect, security agreement or other encumbrance or restriction on the use, transfer or ownership of any property of any type (including real property, tangible property and intangible property, including IP Rights). For the avoidance of doubt, the definition of Lien shall not be deemed to include the grant of any license by any the Company or its Subsidiaries of IP Rights.

Material Adverse Effect: means any event, change, effect, occurrence, development, circumstance or change of fact occurring after the date hereof that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or condition (financial or otherwise), of the Company and its Subsidiaries taken as a whole; provided, however, that “Material Adverse Effect” shall not include any event, effect, occurrence, development, circumstance or change of fact arising out of, resulting from or attributable to (a) conditions or effects that generally affect the industries and markets in which the Company operates, (b) general economic conditions affecting the United States, (c) effects resulting from changes generally affecting financial, banking, credit, securities, or commodities markets, the economy in general, prevailing interest rates or general capital market conditions in the United States or those countries in which the Company operates, (d) any act of war or terrorism (or, in each case, escalation thereof) or declaration of a national emergency (except if the Company or any of its Subsidiaries are disproportionately affected thereby relative to Persons engaged in the industry in which the Company and its Subsidiaries operate).

New Common Stock: means shares of common stock, par value $0.01 per share, of Reorganized Keystone.

New Stockholders Agreement: means a stockholders agreement, consistent with the terms set forth in the Restructuring Support Agreement and otherwise acceptable to the Backstop Equity Investors, to be entered into on the Effective Date by and among the Company and the Backstop Equity Investors.

New Registration Rights Agreement: means a stockholders agreement, consistent with the terms set forth in the Restructuring Support Agreement and otherwise acceptable to the Backstop Equity Investors, to be entered into on the Effective Date by and among the Company and the Backstop Equity Investors.

Non-Defaulting Backstop Equity Investor: has the meaning given to such term in Section 1.2(b) hereof.

Order: means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Body.

Organizational Documents: means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

Permitted Liens means:

(a) Liens in favor of the secured parties under the Revolving Credit Facility or the Term Loan Facility;

(b) Liens for taxes not yet due or, if due, if obligations with respect to such taxes are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the consolidated books of the Company;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the secured assets on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted under the Revolving Credit Facility or the Term Loan Facility;

(g) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Revolving Credit Facility or the Term Loan Facility;

(h) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(i) any zoning or similar Law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(j) non-exclusive outbound licenses of patents, copyrights, trademarks and other Intellectual Property rights granted by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;

(k) Liens consisting of customary rights of set-off for bankers liens on amounts on deposit at banks or other financial institutions, to the extent arising by operation of Law or otherwise, incurred in the ordinary course of business;

(l) judgment Liens in respect of judgments that do not constitute an Event of Default under the Revolving Credit Facility or the Term Loan Facility;

(m) Liens of a collection bank arising in the ordinary course of business under §4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction; and

(n) Liens otherwise permitted under the Exit Facility.

Person: means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

Petition Date: means the date that the Chapter 11 Cases are commenced.

Plan: has the meaning given to such term in the recitals hereof.

Proceeding: means any action, arbitration, audit, hearing, investigation, inquiry, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body.

Purchase Notice: has the meaning given to such term in Section 1.1(c) hereof.

Related Fund: means, with respect to any Backstop Equity Investor, any fund, account or investment vehicle that is controlled or managed by (a) such Backstop Equity Investor, (b) an Affiliate of such Backstop Equity Investor, or (c) the same investment manager or advisor as such Backstop Equity Investor or an Affiliate of such investment manager or advisor.

Reorganized Keystone: means Keystone Automotive Holdings, Inc., or any successor thereto, on or after the Effective Date.

Restructuring Support Agreement: means the Restructuring Support Agreement, dated as of the date of this Agreement, by and among the Debtors and the holders of the Senior Notes parties thereto from time to time, as amended, supplemented or otherwise modified from time to time.

Rights: has the meaning given to such term in the recitals hereof.

Rights Offering: has the meaning given to such term in the recitals hereof.

Rights Offering Deadline: has the meaning given to such term on the Rights Offering Procedures.

Rights Offering Procedures: has the meaning given to such term in Section 1.1(a) hereof.

Rights Offering Shares: has the meaning given to such term in the recitals hereof.

Satisfaction Notice: has the meaning given to such term in Section 1.1(c) hereof.

Securities Act: means the Securities Act of 1933, as amended, and the rules promulgated pursuant thereto.

Shares: means, collectively, the Backstop Shares and the Commitment Fee Shares.

Specified Issuances: means, collectively, (a) the distribution by Reorganized Keystone of the Rights to the Eligible Holders pursuant to the Plan, (b) the distribution by the Debtors of the New Common Stock to (subject to the terms of the Plan) the holders of Allowed Senior Subordinated Notes Claims, (c) the issuance and sale by Reorganized Keystone of Rights Offering Shares to the holder of a Right upon exercise of such Right, and (d) the issuance and sale by Reorganized Keystone of the Shares to the Backstop Equity Investors pursuant to this Agreement.

Subsidiary: means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries. Unless otherwise qualified, all references to a “Subsidiary” in this Agreement shall refer to the Subsidiary of the Company.

Subscription Agent: has the meaning given to such term in Section 4.4 hereof.

Term Loan Facility: means the term loan agreement dated as of January 12, 2007, by and among, the Company, Bank of America N.A. (as administrative agent, syndication agent and documentation agent) and the lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time).

Total Commitment Percentage: means, with respect to any Backstop Equity Investor, the percentage set forth opposite the name of such Backstop Equity Investor under the heading “Total Commitment Percentage” on Schedule 1 hereto, as such percentage may be modified from time to time in accordance with the terms hereof.

Transaction Expenses: means the reasonable and documented out-of-pocket fees (other than the Backstop Commitment Fee), costs, expenses, disbursements and charges of each of the Backstop Equity Investors incurred in connection with or relating to the diligence, negotiation, preparation and/or implementation of this Agreement, the Rights Offering and/or any of the transactions contemplated by the foregoing or by the Plan, which shall include but is not limited to, (a) the reasonable and documented out-of-pocket fees, costs and expenses of the advisors and agents for each of the Backstop Equity Investors and (b) filing fees (if any) required by the HSR Act and any expenses related thereto.

Unaudited Financial Statements: has the meaning given to such term in Section 2.19 hereof.

Unsubscribed Shares: has the meaning given to such term in the recitals hereof.

Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

KEYSTONE AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Richard Paradise
	Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer

DEBTORS:

KEYSTONE AUTOMOTIVE OPERATIONS, INC.			KAO MANAGEMENT SERVICES, LLC

By:	/s/ Richard Paradise		By:	/s/ Richard Paradise
	Name:	Richard Paradise		Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer		Title:	Executive Vice President and Chief Financial Officer

A&A AUTO PARTS STORES, INC.			KEYCOMP, INC.

By:	/s/ Richard Paradise		By:	/s/ Richard Paradise
	Name:	Richard Paradise		Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Backstop Stock Purchase Agreement]

ARROW SPEED ACQUISITION LLC			KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.

By:	/s/ Richard Paradise		By:	/s/ Richard Paradise
	Name:	Richard Paradise		Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer		Title:	Executive Vice President and Chief Financial Officer

DRIVERFX.COM, INC.			KEYSTONE AUTOMOTIVE OPERATIONS MIDWEST, INC.

By:	/s/ Richard Paradise		By:	/s/ Richard Paradise
	Name:	Richard Paradise		Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer		Title:	Executive Vice President and Chief Financial Officer

AMERICAN SPECIALTY EQUIPMENT CORP.			KEYSTONE AUTOMOTIVE DISTRIBUTORS COMPANY, LLC

By:	/s/ Richard Paradise		By:	/s/ Richard Paradise
	Name:	Richard Paradise		Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Backstop Stock Purchase Agreement]

SPHERE CAPITAL, LLC – SERIES A

By:	/s/ Jacob Kotzubei
	Name:	Jacob Kotzubei
	Title:	Partner

Sphere Capital, LLC – Series A
360 N. Crescent Dr.
South Building
Beverly Hills, CA 90210

[Signature Page to Backstop Stock Purchase Agreement]

CETUS CAPITAL, LLC

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Cetus Capital, LLC
8 Sound Shore Drive
Suite 303
Greenwich, CT 06830

[Signature Page to Backstop Stock Purchase Agreement]